Exhibit 99.1

LRR Energy, L.P. Announces Third Quarter 2013 Results

Houston, Texas (October 31, 2013) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy” or the “Partnership”) announced today its operating and financial results for the three and nine months ended September 30, 2013.

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “In the third quarter, we continued to deliver strong operating and financial results.  Adjusted EBITDA, distributable cash flow and distribution coverage for the quarter were higher than average Wall Street research analyst estimates by approximately 5%, 8% and 9%, respectively. These results are also similar to the second quarter of 2013.” Charlie Adcock, Co-Chief Executive Officer, reflected that, “Our third quarter results benefited from higher oil price realizations and improved liquids production compared to the second quarter of 2013.”

Selected Financial and Operating Information

LRR Energy’s financial statements have been recast to include all closed acquisitions through September 30, 2013 from Lime Rock Resources since its initial public offering, as the acquisitions are considered between entities under common control.  A summary of selected financial and operating information follows.  For consolidated financial statements for the three and nine months ended September 30, 2013, please see the accompanying tables on pages 7-9.

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013
	(unaudited)
	(in thousands)

Oil, natural gas and natural gas liquids sales	$31,458	$84,243
Gain (loss) on commodity derivative instruments, net (1)	$(6,282)	$5
Total revenues	$25,195	$84,354
Lease operating expense	$6,005	$18,072
Production and ad valorem taxes	$2,434	$6,478
General and administrative expense	$2,669	$8,866
Interest expense	$2,349	$6,863
Net income	$284	$13,805
Net income per limited partner unit	$0.01	$0.53

(1)         See commodity derivative settlements on page 6.

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013
	(unaudited)
	(in thousands)

Capital expenditures	$10,482	$24,857
Adjusted EBITDA (1)	$21,546	$59,119
Distributable Cash Flow (1)	$13,998	$36,732

Cash distribution - common unitholders	$9,481	$28,298
Cash distribution - all unitholders	$12,768	$38,108
Distribution Coverage Ratio - common unitholders	1.48	1.30
Distribution Coverage Ratio - all unitholders	1.10	0.96

(1)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 10.

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013

Average net production (Boe/d)	6,609	6,447
Average cost per Boe:
Lease operating expense	$9.87	$10.27
Production and ad valorem taxes	$4.00	$3.68
General and administrative expense	$4.39	$5.04

Recent Events

As of October 31, 2013, the Partnership had $190 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $60 million of available borrowing capacity under its revolving credit facility which management believes provides ample financial flexibility to execute its 2013 capital program and distribution strategy.

On October 18, 2013, LRR Energy announced that the Board of Directors of its general partner declared an increased cash distribution for the third quarter of 2013 of $0.4875 per outstanding unit, or $1.95 on an annualized basis.  The distribution will be paid on November 14, 2013 to all unitholders of record as of the close of business on October 31, 2013.

The Partnership’s October 2013 average net production through October 25, 2013 was approximately 6,530 Boe/d.

2013 Guidance

As with the Partnership’s previously disclosed 2013 guidance, the guidance below assumes that all of the acquisitions completed by the Partnership in 2013 closed on January 1, 2013.  LRR Energy is increasing the bottom end of its daily production guidance range by 100 Boe/d and decreasing the top end by 50 Boe/d.  The Partnership is decreasing the bottom and high ends of its LOE per Boe guidance by $0.25 and increasing its capital expenditure guidance by $2.0 million for 2013.  Based on current estimates, and assuming no future acquisitions, the Partnership’s updated full year 2013 guidance is as follows:

2013 Guidance
Daily Production (Boe/d)	6,400 - 6,500

LOE ($/Boe)	$10.25 - $10.75

Capital Expenditures ($MM)
Maintenance	$20.3
Growth and other	13.7
Total	$34.0

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of September 30, 2013, LRR Energy had the following outstanding derivative contracts.

	Index	2013	2014	2015	2016	2017
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	1,889,315	6,077,016	5,500,236	5,433,888	5,045,760
Weighted average price		$5.13	$5.53	$5.72	$4.29	$4.61

Basis swaps (MMBTUs)	NYMEX	1,861,575	5,876,098	5,326,559	2,877,047	—
Weighted average price		$(0.1365)	$(0.1521)	$(0.1661)	$(0.1115)	$—

Puts (MMBTUs)	NYMEX-HH	29,265	—	—	—	—
Strike price		$3.00	$—	$—	$—	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	189,210	673,994	420,381	397,488	198,744
Weighted average price		$95.76	$95.85	$94.72	$86.02	$85.75

Basis swaps (BBLs)	Argus-	116,090	410,400	—	—	—
Weighted average price	Midland-Cushing	$(1.25)	$(1.00)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	52,829	183,857	—	—	—
Weighted average price		$42.00	$34.11	$—	$—	$—

Subsequent to September 30, 2013, we acquired the following commodity hedges:

	Index	2014	2015
Oil positions
Price swaps (BBLs)	NYMEX-WTI	49,640	—
Weighted average price		$94.50	$—

	Index	2014	2015
NGL positions
Price swaps (BBLs)	Mont Belvieu	—	147,823
Weighted average price		$—	$34.50

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than November 12, 2013.  The 10-Q will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Friday, November 1, 2013, at 9:00 a.m. eastern time (8:00 a.m. central time) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 82776448).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through November 19, 2013. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 82776448).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Actual results and future events could differ materially from those anticipated or implied in such statements.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating & Financial Data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Production:
Oil (MBbls)	216	227	614	634
Natural gas (MMcf)	1,849	2,160	5,500	6,507
NGLs (MBbls)	84	89	229	232
Total (MBoe)	608	676	1,760	1,951
Average net production (Boe/d)	6,609	7,348	6,447	7,120

Average sales price:
Oil (per Bbl)
Sales price	$102.96	$85.38	$92.37	$89.23
Effect of settled commodity derivative instruments	(9.76)	4.68	(2.92)	3.37
Realized price	$93.20	$90.06	$89.45	$92.60
Natural gas (per Mcf)
Sales price	$3.55	$2.85	$3.70	$2.61
Effect of settled commodity derivative instruments	1.40	1.92	1.40	2.25
Realized price	$4.95	$4.77	$5.10	$4.86
NGLs (per Bbl)
Sales price	$31.61	$31.27	$31.29	$38.66
Effect of settled commodity derivative instruments	3.83	6.82	4.88	4.72
Realized price	$35.44	$38.09	$36.17	$43.38

Average cost per Boe:
Lease operating expenses	$9.87	$11.24	$10.27	$11.62
Production and ad valorem taxes	4.00	3.18	3.68	3.05
Depletion and depreciation	15.67	14.09	16.92	16.48
General and administrative expenses	4.39	3.82	5.04	4.78

Derivative instrument settlements and amortization (in thousands):
Commodity	$801	$5,808	$7,049	$17,876
Interest rate	$(184)	$(154)	$(536)	$(295)

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Oil sales	$22,239	$19,381	$56,714	$56,569
Natural gas sales	6,564	6,158	20,364	16,968
Natural gas liquids sales	2,655	2,783	7,165	8,969
Gain (loss) on commodity derivative instruments, net	(6,282)	(16,458)	5	7,975
Other income	19	30	106	33
Total revenues	25,195	11,894	84,354	90,514

Operating expenses:
Lease operating expense	6,005	7,597	18,072	22,668
Production and ad valorem taxes	2,434	2,150	6,478	5,950
Depletion and depreciation	9,533	9,525	29,772	32,152
Impairment of oil and natural gas properties	—	451	—	3,544
Accretion expense	486	397	1,433	1,171
Loss (gain) on settlement of asset retirement obligations	(1)	94	334	(14)
General and administrative expense	2,669	2,580	8,866	9,325
Total operating expenses	21,126	22,794	64,955	74,796

Operating income (loss)	4,069	(10,900)	19,399	15,718

Other income (expense), net
Interest expense	(2,349)	(2,081)	(6,863)	(4,541)
Gain (loss) on interest rate derivative instruments, net	(1,401)	(2,278)	1,371	(4,466)
Other income (expense), net	(3,750)	(4,359)	(5,492)	(9,007)

Income (loss) before taxes	319	(15,259)	13,907	6,711
Income tax expense	(35)	(20)	(102)	(170)
Net income (loss)	$284	$(15,279)	$13,805	$6,541
Net income (loss) attributable to predecessor operations	—	(279)	(448)	(6,045)
Net income (loss) available to unitholders	$284	$(15,558)	$13,357	$496

Computation of net income (loss) per limited partner unit:

General partners’ interest in net income (loss)	$—	$(16)	$13	$—

Limited partners’ interest in net income (loss)	$284	$(15,542)	$13,344	$496

Net income (loss) per limited partner unit (basic and diluted)	$0.01	$(0.69)	$0.53	$0.02

Weighted average number of limited partner units outstanding	26,169	22,428	25,098	22,426

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,805	$6,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and depreciation	29,772	32,152
Impairment of oil and natural gas properties	—	3,544
Accretion expense	1,433	1,171
Amortization of equity awards	391	231
Amortization of derivative contracts	746	7
Amortization of deferred financing costs and other	290	262
Loss (gain) on settlement of asset retirement obligations	334	(14)
Purchase of derivative contracts	—	(59)
Changes in operating assets and liabilities:
Change in receivables	(3,317)	4,891
Change in prepaid expenses	(230)	58
Change in derivative assets and liabilities	5,137	14,072
Change in accrued liabilities and deferred tax liabilities	3,618	(2,245)
Change in amounts due to/from affiliates	(4,270)	(3,001)
Net cash provided by operating activities	47,709	57,610

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	—	(8,035)
Development of oil and natural gas properties	(24,857)	(26,905)
Expenditures for other property and equipment	—	(16)
Net cash used in investing activities	(24,857)	(34,956)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit facility	45,000	77,200
Principal payments on revolving credit facility	(28,000)	(50,000)
Borrowings under term loan	—	50,000
Equity offering, net of expenses	59,513	—
Deferred financing costs	—	(561)
Distribution to Lime Rock Resources	(60,672)	(64,038)
Contribution to Lime Rock Resources	(734)	(3,925)
Distributions	(36,125)	(26,542)
Net cash used in financing activities	(21,018)	(17,866)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,834	4,788

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,467	1,513

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,301	$6,301

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Change in accrued capital costs	$2,892	$(960)
Asset retirement obligations	(417)	(257)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$5,301	$3,467
Accounts receivable	10,567	7,250
Commodity derivative instruments	11,635	16,484
Due from affiliates	2,293	—
Prepaid expenses	978	748
Total current assets	30,774	27,949
Property and equipment (successful efforts method)	868,191	840,736
Accumulated depletion, depreciation and impairment	(354,527)	(324,774)
Total property and equipment, net	513,664	515,962
Commodity derivative instruments	17,491	20,000
Deferred financing costs, net of accumulated amortization	1,245	1,559
TOTAL ASSETS	$563,174	$565,470
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$5,039	$1,415
Accrued capital cost	5,253	2,361
Due to affiliates	—	1,977
Commodity derivative instruments	2,807	1,671
Interest rate derivative instruments	650	659
Asset retirement obligations	333	500
Total current liabilities	14,082	8,583
Long-term liabilities:
Commodity derivative instruments	147	874
Interest rate derivative instruments	1,629	3,526
Term loan	50,000	50,000
Revolving credit facility	195,000	178,000
Asset retirement obligations	35,248	33,591
Deferred tax liabilities	114	120
Total long-term liabilities	282,138	266,111
Total liabilities	296,220	274,694
Unitholders’ equity:
Predecessors’ capital	—	60,941
General partner (22,400 units issued and outstanding as of September 30, 2013 and December 31, 2012)	376	396
Public common unitholders (17,598,939 units issued and outstanding as of September 30, 2013 and 10,676,742 units issued and outstanding as of December 31, 2012)	231,482	169,919
Affiliated common unitholders (1,849,600 units issued and outstanding as of September 30, 2013 and 5,049,600 units issued and outstanding as of December 31, 2012)	7,355	25,563
Subordinated unitholders (6,720,000 units issued and outstanding as of September 30, 2013 and December 31, 2012)	27,741	33,957
Total unitholders’ equity	266,954	290,776
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$563,174	$565,470

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net income plus or minus income tax expense; interest expense-net, including (gain) loss on interest rate derivative contracts, net; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; (gain) loss on settlement of asset retirement obligations; (gain) loss on commodity derivative contracts, net; commodity derivative instrument settlements and amortization; amortization of derivative contracts; impairment of oil and natural gas properties; and other non-recurring items that the Partnership deems appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less cash income tax expense; cash interest expense; and estimated maintenance capital expenditures. Distribution Coverage Ratio-common unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of the Partnership’s outstanding common units. Distribution Coverage Ratio-all unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of the Partnership’s outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks and others, to assess the Partnership’s operating performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis and the ability of its assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate our operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio-common and all unitholders in the same manner. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders to net income, the Partnership’s most directly comparable GAAP financial performance measure, for the three and nine months ended September 30, 2013 and 2012.

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$284	$(15,279)	$13,805	$6,541
Income tax expense	35	20	102	170
Interest expense-net, including (gain) loss on interest rate derivative instruments, net	3,750	4,359	5,492	9,007
Depletion and depreciation	9,533	9,525	29,772	32,152
Accretion of asset retirement obligations	486	397	1,433	1,171
Amortization of equity awards	138	81	391	231
Loss (gain) on settlement of asset retirement obligations	(1)	94	334	(14)
Loss (gain) on commodity derivative instruments, net	6,282	16,458	(5)	(7,975)
Commodity derivative instrument
Settlements and amortization	801	5,808	7,049	17,876
Amortization of derivative contracts	238	6	746	7
Impairment of oil and natural gas properties	—	451	—	3,544
Adjusted EBITDA	$21,546	$21,920	$59,119	$62,710

Adjusted EBITDA	21,546	21,920	59,119	62,710
Cash income tax expense	(35)	(20)	(108)	(64)
Cash interest expense	(2,438)	(2,234)	(7,054)	(4,865)
Estimated maintenance capital (1)	(5,075)	(5,075)	(15,225)	(15,225)
Distributable Cash Flow	$13,998	$14,591	$36,732	$42,556

Cash distribution - common unitholders	$9,481	$7,501	$28,298	$22,424
Cash distribution - all unitholders	$12,768	$10,720	$38,108	$32,049
Distribution Coverage Ratio - common unitholders	1.48	1.95	1.30	1.90
Distribution Coverage Ratio - all unitholders	1.10	1.36	0.96	1.33

(1)         Amount represents pro-rated capital for the period. Estimated maintenance capital expenditures as defined by our partnership agreement represent our estimate of the amount of capital required on average per year to maintain our production over the long term.